UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

MEDASORB TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2006, MedaSorb agreed to issue to each of Dr. James Winchester, its Chief Medical Officer, and Vincent Capponi, its Chief Operating Officer, an option to purchase 50,000 shares of its Common Stock in the event that no later than December 31, 2006, MedaSorb files an investigational device exemption (IDE) application with the Food and Drug Administration with respect to the use of its CytoSorbTM device for the treatment of sepsis. The options would be issued on December 31, 2006, with an exercise price equal to the last reported sales price of MedaSorb Common Stock on the OTC Bulletin Board as of that date. The options would vest immediately as to one-third of the shares under the option, on December 31, 2007 with respect to an additional one-third of those shares, and on December 31, 2008 with respect to the remaining one-third of the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2006

MEDASORB TECHNOLOGIES CORPORATION

By: /s/ Al Kraus Al Kraus, President and Chief Executive Officer